SHELL MIDSTREAM PARTNERS, L.P. 4th QUARTER 2019 UNAUDITED RESULTS

• The Partnership reported $140 million of net income attributable to the Partnership, $139 million of net cash provided by operating activities, $187 million of adjusted EBITDA attributable to the Partnership and $164 million of cash available for distribution.

• Fourth quarter distribution of $0.4600 per common unit, up 3.4% from the previous quarter, which meets the Partnership’s previously disclosed guidance of mid-teens annual distribution growth through 2019.

• Full year 2019 performance driven by continued strength offshore and capturing organic growth opportunities in the Gulf of Mexico.

•Amberjack Pipeline Company LLC announces successful dedication and connection agreement for the Chevron operated Anchor field. Anchor expects first oil in 2024 with potential production of up to 75,000 barrels per day.

HOUSTON, February 20, 2020 – Shell Midstream Partners, L.P. (NYSE: SHLX) reported net income attributable to the Partnership of $140 million for the fourth quarter of 2019, which equated to $0.37 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the Partnership of $187 million.

Total cash available for distribution was $164 million, approximately $11 million higher than the prior quarter. The increase was largely driven by offshore pipeline systems returning to normal throughput following the third quarter hurricane impact, continued strong performance by the onshore terminals and a storage revenue reimbursement related to the acquisition of an additional interest in Mars in 2016. This increase was partially offset by a producer turnaround on Mars and seasonality impacts on Explorer.

“Our fourth quarter performance continues to showcase the strength of our base business and our Gulf of Mexico corridor strategy, closing out a strong year of delivery for the Partnership,” said Kevin Nichols, CEO Shell Midstream Partners GP LLC. “I am extremely proud of Shell Midstream, our people and our assets. We are focused, as always, on safely delivering the energy our customers need, growing the Partnership and delivering on our commitments.”

The Board of Directors of the general partner previously declared a cash distribution of $0.4600 per limited partner unit for the fourth quarter of 2019. This distribution represented an increase of 3.4% over the third quarter 2019 distribution and a 15% increase over the fourth quarter 2018 distribution. We have grown our distribution each quarter since our initial public offering, and this distribution meets the Partnership’s previously disclosed guidance of mid-teens annual distribution growth in 2019.

The Amberjack Pipeline Company LLC has executed definitive agreements with Chevron U.S.A. Inc., TOTAL E&P USA, INC. and TEP Anchor, LLC for the export of crude production from the Anchor development. There is no capital expenditure required by Shell Midstream Partners for the connection to Anchor. First oil is anticipated in 2024 and the facility has a total design capacity of 75,000 barrels of oil per day.

FINANCIAL HIGHLIGHTS

•Net income attributable to the partnership was $140 million, compared to $141 million for the prior quarter.
•Net cash provided by operating activities was $139 million, compared to $175 million for the prior quarter.
•Cash available for distribution was $164 million, compared to $153 million for the prior quarter, largely driven by the Mars storage revenue reimbursement, continued strong demand on Zydeco in the fourth quarter and Gulf of Mexico producers returning to normal operations following Hurricane Barry in the third quarter.
•Total cash distribution declared was $162 million, resulting in a coverage ratio of 1.0x.
•Adjusted EBITDA attributable to the partnership was $187 million, compared to $186 million for the prior quarter.
•As of December 31, 2019, the Partnership had $290 million of consolidated cash and cash equivalents on hand.
•As of December 31, 2019, the Partnership had total debt of $2.7 billion, equating to 3.6x Debt to annualized Q4 2019 Adjusted EBITDA. Current debt levels are well within our targeted range and provide flexibility to the Partnership.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See reconciliation to their most comparable GAAP measures later in this press release.

ASSET HIGHLIGHTS
Significant Onshore Pipeline Transportation:
•Zydeco - Mainline volumes were 698 kbpd in the current quarter, compared to 667 kbpd in the prior quarter, as we continue to see robust volumes on the pipeline driven by shipper activity out of Texas and increased offshore demand.

Significant Offshore Pipeline Transportation:
•Amberjack - Volumes were 367 kbpd compared to 358 kbpd, up from the prior quarter primarily due to recovering from the impact of Hurricane Barry experienced in the third quarter.
•Mars - Volumes were 539 kbpd compared to 519 kbpd, up from the prior quarter largely driven by a new Olympus well coming online as well as recovering from the impact of Hurricane Barry in the third quarter, partially offset by planned producer turnaround in the current quarter.
•Auger - Volumes were 76 kbpd, up from the prior quarter of 69 kbpd due to resuming normal operations following hurricane interruption.
•Eastern Corridor - Volumes were 441 kbpd, compared to 426 kbpd, up from the prior quarter largely due to continued organic growth via two new tie-backs.

2020 UPDATES

•We currently anticipate producer turnarounds in the Gulf of Mexico to impact both net income and cash available for distribution by approximately $10 million in 2020. Based on current schedules, we expect the entire impact to occur in the second quarter.
•The Partnership anticipates capital spending of $46 million for the year, $12 million of which relates to growth capital.

ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, L.P., headquartered in Houston, Texas, owns, operates, develops and acquires pipelines and other midstream assets. Shell Midstream Partners, L.P.’s assets include interests in entities that own crude oil and refined products pipelines and terminals that serve as key infrastructure to (i) transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and (ii) deliver refined products from those markets to major demand centers. Our assets also include interests in entities that own natural gas and refinery gas pipelines that transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.

For more information on Shell Midstream Partners and the assets owned by the Partnership, please visit
www.shellmidstreampartners.com.

FORTHCOMING EVENTS
Shell Midstream Partners, L.P. will hold a webcast at 9:00am CT today to discuss the reported results and provide an update on Partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners, L.P.’s website at www.shellmidstreampartners.com by clicking on the “2019 Fourth-Quarter Financial Results Call” link, found under the “Events and Conferences” section. A replay of the conference call will be available following the live webcast.

Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars, except per unit data)	December 31, 2019	September 30, 2019
Revenue (1)	$126	$125
Costs and expenses
Operations and maintenance	32	33
Cost of product sold	10	10
General and administrative	15	16
Depreciation, amortization and accretion	13	12
Property and other taxes	3	5
Total costs and expenses	73	76
Operating income	53	49
Income from equity method investments	108	115
Other income	8	8
Investment and other income	116	123
Interest expense, net	25	26
Income before income taxes	144	146
Income tax expense	—	—
Net income	144	146
Less: Net income attributable to noncontrolling interests	4	5
Net income attributable to the Partnership	$140	$141
Less: General partner’s interest in net income attributable to the Partnership	$54	$36
Limited Partners’ interest in net income attributable to the Partnership	$86	$105

Net income per Limited Partner Unit – Basic and Diluted:
Common	$0.37	$0.45

Weighted average Limited Partner Units outstanding – Basic and Diluted:
Common units – public	123.8	123.8
Common units – SPLC	109.5	109.5

(1) Deferred revenue for the three months ended December 31, 2019 and September 30, 2019, including the impact of overshipments and expiring credits, was $1 million and zero, respectively.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
(in millions of dollars)	December 31, 2019	September 30, 2019
Net income	$144	$146
Add:
Allowance oil reduction to net realizable value	—	1
Depreciation, amortization and accretion	13	12
Interest expense, net	25	26
Cash distribution received from equity method investments	125	130
Less:
Equity method distributions included in other income	8	8
Income from equity method investments	108	115
Adjusted EBITDA	191	192
Less:
Adjusted EBITDA attributable to noncontrolling interests	4	6
Adjusted EBITDA attributable to the Partnership	187	186
Less:
Net interest paid attributable to the Partnership (1)	25	26
Maintenance capex attributable to the Partnership	7	7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	—	—
Reimbursements from Parent included in partners’ capital	9	—
Cash available for distribution attributable to the Partnership	$164	$153
(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
(in millions of dollars)	December 31, 2019	September 30, 2019
Net cash provided by operating activities	$139	$175
Add:
Interest expense, net	25	26
Return of investment	10	9
Less:
Allowance oil reduction to net realizable value	—	1
Non-cash interest expense	—	1
Change in other assets and liabilities	(17)	16
Adjusted EBITDA	191	192
Less:
Adjusted EBITDA attributable to noncontrolling interests	4	6
Adjusted EBITDA attributable to the Partnership	187	186
Less:
Net interest paid attributable to the Partnership (1)	25	26
Maintenance capex attributable to the Partnership	7	7
Add:
Reimbursements from Parent included in partners’ capital	9	—
Cash available for distribution attributable to the Partnership	$164	$153
(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Distribution Information
	For the Three Months Ended
(in millions of dollars, except per-unit and ratio data)	December 31, 2019	September 30, 2019
Quarterly distribution declared per unit	$0.4600	$0.4450

Adjusted EBITDA attributable to the Partnership (1)	$187	$186

Cash available for distribution attributable to the Partnership (1)	$164	$153

Distribution declared:
Limited partner units – common	$107	$104
General partner units	55	36
Total distribution declared	$162	$140

Coverage ratio (2)	1.0	1.1
(1) Non-GAAP measures. See reconciliation tables earlier in this press release.
(2) Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by Total distribution declared.

Capital Expenditures
	For the Three Months Ended
(in millions of dollars)	December 31, 2019	September 30, 2019
Expansion capital expenditures	$—	$3
Maintenance capital expenditures	7	5
Total capital expenditures paid	$7	$8
Contributions to investment	$12	$3

Condensed Consolidated Balance Sheet Information
(in millions of dollars)	December 31, 2019	September 30, 2019
Cash and cash equivalents	$290	$294
Equity method investments	926	926
Property, plant & equipment, net	726	733
Total assets	2,019	2,019
Related party debt	2,692	2,691
Total deficit	(749)	(757)

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	December 31, 2019	September 30, 2018
Pipeline throughput (thousands of barrels per day) (1)
Zydeco - Mainlines	698	667
Zydeco - Other segments	285	257
Zydeco total system	983	924
Amberjack total system	367	358
Mars total system	539	519
Bengal total system	498	522
Poseidon total system	292	249
Auger total system	76	69
Delta total system	256	254
Na Kika total system	53	26
Odyssey total system	132	146
Colonial total system	2,613	2,653
Explorer total system	581	694
LOCAP total system	1,131	1,134
Other systems	449	381

Terminals (2)(3)
Lockport terminaling throughput and storage volumes	237	233

Revenue per barrel ($ per barrel)
Zydeco total system (4)	$0.47	$0.50
Amberjack total system (4)	2.32	2.38
Mars total system (4)	1.53	1.36
Bengal total system (4)	0.41	0.46
Auger total system (4)	1.50	1.47
Delta total system (4)	0.58	0.60
Na Kika total system (4)	0.87	0.81
Odyssey total system (4)	0.93	0.93
Lockport total system (5)	0.21	0.22
 (1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(3)Refinery Gas Pipeline and our refined products terminals are not included above as they generate revenue under transportation and terminaling service agreements, respectively, that provide for guaranteed minimum throughput.
(4) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(5) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.

FORWARD-LOOKING STATEMENTS
This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, February 20, 2020, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. More information on these risks and other potential factors that could affect the Partnership’s financial results is included in the Partnership’s filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Partnership’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, loss from revision of asset retirement obligation, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity method investments for the applicable period, less equity method distributions included in other income and income from equity method investments. We define Adjusted EBITDA attributable to Shell Midstream Partners, L.P. as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests and Adjusted EBITDA attributable to Parent. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, L.P., less maintenance capital expenditures attributable to Shell Midstream Partners, L.P., net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners, L.P., reimbursements from Parent included in partners' capital and certain one-time payments received. Cash available for distribution will not reflect changes in working capital balances.
February 20, 2020

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

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